Rule 424(b)(2)
                                                     Registration No. 333-75723


PRICING SUPPLEMENT NO. 36 dated December 7, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                        LEHMAN BROTHERS HOLDINGS INC.
                         Medium-Term Notes, Series F
                 Due Nine Months or More From the Date of Issue
                            (Floating Rate Coupon)

Cusip No.:                      52517PRL7

Principal Amount:               $250,000,000.00

Net Proceeds:                   $249,625,000.00

Price to Public:                 100.0%

Agent's Commission:             .15%

Original Issue Date:            12/12/00

Interest Index:                 1 Month LIBOR, telerate p. 3750

Spread:                         0.03%

Initial Interest Rate:          Interest index posted on 12/08/00, plus spread

Interest Payment Period:        Monthly

Interest Reset Dates:           Same as interest payment dates

Interest
Determination Dates:            Two London business days prior to each
                                Interest Reset Date

Interest Payment Dates:         Monthly on the 12th, commencing on 01/12/01,
                                subject to modified business day convention

Maturity Date:                  12/12/01

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/Kathryn Bopp Flynn
Name: Kathryb Bopp Flynn
Title: Authorized Signatory